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                                                                     EXHIBIT 3.2



                   AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

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                                    BY-LAWS

                  As amended and restated on February 27, 1998

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                   AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

                                 *  *  *  *  *

                                    BY-LAWS

                                 *  *  *  *  *

                                   ARTICLE I
                                    OFFICES

                          Section 1.       The registered office of the
corporation shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The registered agent of the corporation at such address is The Corporation Trust Company.

                          Section 2.       The corporation may also have
offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                          Section 1.     All meetings of the stockholders for
the election of directors shall be held in the City of Fairfax, Commonwealth of Virginia, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                          Section 2.       The annual meeting of stockholders
for the election of directors and the transaction of other business shall be held, in each year on the second Friday in May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at any other date and time that shall be designated from time to time by the board of directors and stated in the notice of the meeting.

                          Section 3.       Written notice of the annual meeting
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid directed to the stockholder as it appears on the records of the corporation.

                          Section 4.       The officer who has charge of the
stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the
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stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                          Section 5.       Special meetings of the
stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                          Section 6.       Written notice of a special meeting
stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                          Section 7.       Business transacted at any special
meeting of stockholders shall be limited to the purposes stated in the notice.

                          Section 8.       The holders of a majority of the
stock issued and outstanding and entitled to vote thereat (or in the case of a class or series entitled to vote to the exclusion of any other class or series, a majority of such class or series), present in person or represented by proxy, shall constitute a quorum at all meetings of such stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders (including any class or series thereof), the holders of a majority of stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                          Section 9.       At all meetings of the stockholders
for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the certificate of incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the corporation, as otherwise provided by law or pursuant to any regulation applicable to the corporation, be decided by the affirmative vote of the holders of





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a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

                          Section 10.      Except as otherwise provided by or
pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the secretary of the corporation.
Voting at meetings of stockholders need not be by written ballot.

                          Section 11.      In order that the corporation may
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (ii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. Article IIB, Section 1 of these By-laws shall govern the record date to determine stockholders entitled to express consent to corporate actions in writing without a meeting.

                          Section 12.      Meetings of stockholders shall be
presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in his absence by the chief executive officer, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.





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                          Section 13.  The corporation shall in advance of any
meeting of stockholders appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting and any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) count all votes and ballots, (iii) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (iv) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                          Section 14.  The date and time of the opening and the
closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE IIA
                 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

                          Section 1.       (A) Nominations of persons for
election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto),





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(b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and complies with the notice procedures set forth in this By-law.

                                        (B) For nominations or other business
to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (1)(A) of this By-law, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal or nomination.

                                        (C) Notwithstanding anything in the
second sentence of paragraph (1)(B) of this By-law to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy days prior to the first anniversary of the preceding year's annual





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meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

                          Section 2.  Only such business shall be conducted at
a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (1)(B) of this By-law shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting, or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                          Section 3.    (A) Only such persons who are
nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to
(i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and (ii) if any proposed nomination or business is not in compliance with this By-law, or if the stockholder solicits or is part of a group which solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (c)(iv) of paragraph 1(B) of this By-law, to declare that such defective proposal or nomination shall be disregarded.

                                        (B) For purposes of this By-law,
"public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                        (C) Notwithstanding the foregoing
provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules





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and regulations thereunder with respect to the matters set forth in this
By-law. Nothing in this By-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                  ARTICLE IIB
                          CONSENTS TO CORPORATE ACTION

                                  RECORD DATE

                          Section 1.  The record date for determining
stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary and delivered to the corporation, request that a record date be fixed for such purpose. The board of directors may fix a record date for such purpose which shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors and shall not precede the date such resolution is adopted. If the board of directors fails within ten days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in Section 2 below unless prior action by the board of directors is required under the General Corporation Law of the State of Delaware, in which event the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                                   PROCEDURES

                          Section 2.    (A) Every written consent purporting
to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article IIB as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated Consent delivered in the manner required by this Section 2, Consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous Consent shall be given to those stockholders who have not consented in writing, to the extent required by law.

                                        (B) A Consent shall be delivered to the
corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

                                        (C) Consents shall be valid for a
maximum of sixty days after the date of the earliest dated Consent delivered to the corporation in the manner provided in Section 228(c)





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of the General Corporation Law of the State of Delaware.  Consents may be
revoked by written notice (i) to the corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocation in opposition to action by consent (the "Soliciting Stockholder"), or (iii) to a proxy solicitor or other agent designated by the corporation or the Soliciting Stockholders.

                                        (D) Within ten business days after
receipt of the earliest dated Consent delivered to the corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware or the determination by the board of directors of the corporation that the corporation should seek corporate action by written consent, as the case may be, the secretary of the corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the Consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section 2 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                        (E) Following appointment of the
inspectors, Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the Soliciting Stockholder or their proxy solicitors or other designated agents. As soon as practicable following the earlier of (i) the receipt by the inspectors, a copy of which shall be delivered to the corporation, of any written demand by the Soliciting Stockholders of the corporation, or (ii) sixty days after the date of the earliest dated Consent delivered to the corporation in the manner provided in
Section 228(c) of the General Corporation Law of the State of Delaware, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating the number of valid and unrevoked Consents received and whether, based on preliminary count, the requisite number of valid and unrevoked Consents has been obtained to authorize or take the action specified in the Consents.

                                        (F) Unless the corporation and the
Soliciting Stockholders shall agree to a shorter or longer period, the corporation and the Soliciting Stockholders shall have 48 hours to review the Consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked Consents was obtained to authorize and take the action specified in the Consents. If the corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors'





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preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked Consents was obtained to authorize or take the action specified in the Consents.

                                  ARTICLE  III
                                   DIRECTORS

                          Section 1.       The number of directors which shall
constitute the whole board shall be not less than five nor more than fifteen. The number of directors may be altered by resolution adopted by a vote of a majority of the entire board of directors, or by such vote of the holders of any class or series of stock as may be specified in the certificate of incorporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article or otherwise specified in the certificate of incorporation and except that the first directors of the corporation were elected by the incorporators of the corporation, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                          Section 2.       Any director may resign at any time
upon written notice to the corporation.

                          Section 3.       Vacancies and newly created
directorships resulting from any increase in the authorized number of directors, except as otherwise provided in the certificate of incorporation may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                          Section 4.       The business of the corporation
shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate or incorporation or by these By-laws directed or required to be exercised or done by the stockholders.





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                       MEETINGS OF THE BOARD OF DIRECTORS

                          Section 5.       The board of directors of the
corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                          Section 6.       The first meeting of each newly
elected board of directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                          Section 7.       Regular meetings of the board of
directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

                          Section 8.       Special meetings of the board of
directors may be called by the chairman of the board of directors or the chief executive officer on three (3) days' notice to each director, either personally or by mail or by telegram, telecopier, telephone or other means of electronic transmission; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of a majority of the directors.

                          Section 9.       At all meetings of the board, a
majority of the directors then in office or, if greater, one-third of the then-authorized total number of directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                          Section 10.      Unless otherwise restricted by the
certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            COMMITTEES OF DIRECTORS

                          Section 11.      The board of directors may by
resolution designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                          Section 12.      Each committee shall keep regular
minutes of its meetings and report the same to the board of directors when required.
                                AUDIT COMMITTEE

                          Section 13.      There shall exist a standing Audit
Committee composed of not fewer than two directors of the corporation who are neither officers nor employees of the corporation. The members of the Audit Committee shall be designated by resolution passed by a majority of the whole board. The board may designate one or more qualifying directors as alternate members of the Audit Committee, who may replace any absent or disqualified members at any meeting of the committee. In the absence of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a majority, may unanimously appoint another qualifying member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member not replaced by an alternate member designated by the whole board.

                          Section 14.      The Audit Committee shall meet on at
least two occasions each fiscal year, as specified in Section 15 below, and on such other occasions as the members of the committee may deem appropriate and desirable.

                          Section 15.      The Audit Committee shall meet each
year prior to the initiation of the annual audit and again following completion of the investigatory work of the corporation's independent auditors. At the former meeting, the committee shall review the proper scope of the audit to be performed by the corporation's independent auditors and the audit-related expenses to be incurred by the corporation. At the latter meeting, the committee shall: (i) review with the independent auditor its report or opinion, any recommendations it may have for improving internal accounting controls, management systems, or choice of accounting principles, and its perception of the adequacy of the corporation's financial and accounting personnel and the cooperation it received from them during the audit; and (ii) adopt a resolution recommending to the board of directors the accounting firm to be selected by the board as the independent auditor of the corporation. Moreover, the committee shall, at such times and under such circumstances as it may deem appropriate: (i) recommend that the board of directors discharge the firm acting as the corporation's independent auditor; (ii) review the engagement of the independent auditor, including the audit fees; (iii) review and approve the auditor's performance of non-audit services and the fees for such services; (iv) evaluate the independence of the independent auditor, taking into account the relationship of audit to non-audit fees and other pertinent matters; (v) review with the corporation's financial and accounting staff compliance with, and the need for any changes in, the corporation's policies and procedures with respect to internal accounting, auditing and financial controls; (vi) evaluate the degree of implementation of any adopted recommendations of the independent auditor; (vii) review any significant business transactions which are not a normal part of the corporation's business, any change in accounting practices and all significant adjustments in the corporation's financial statements; and
(viii) perform such other functions, in keeping with the purposes and authorization of the committee, as the committee may deem necessary and appropriate to the accomplishment of its designated objectives.

                          Section 16.      The Audit Committee shall keep
regular minutes of its meetings and shall report the same to the board of directors when required.

                          Section 17.      The Audit Committee, to the extent
provided in this By-law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it.

                          Section 18.      Each individual director of the
corporation, as well as the board as a whole, shall continue to exercise due diligence to assure that the financial statements of the corporation fairly and accurately present the results of the operation and financial position of the corporation and that the corporation's financial operations are conducted in accordance with all applicable laws and regulations, the corporation's policies and the regular and accepted principles of accounting. The existence and functioning of the Audit Committee shall effect no derogation of this duty.

                             COMPENSATION COMMITTEE

                          Section 19.  There shall exist a standing
Compensation Committee composed of not fewer than three directors of the corporation who are neither officers nor employees of the corporation. The members of the Compensation Committee shall be designated by resolution passed by a majority of the whole board of directors. The board of directors may designate one or more qualifying directors as alternate members of the Compensation Committee, who may replace any absent or disqualified members at any meeting of the committee. In the absence of any member of the Compensation Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a majority, may unanimously appoint another qualifying member of the board of directors to act at the meeting in the place of any such absent or disqualified member not replaced by an alternate member designated by the whole board.

                          Section 20.  The Compensation Committee shall meet at
the request of the board of directors, and on such other occasions as the members of the committee may deem appropriate and desirable. The chief executive officer shall attend all meetings of the committee; provided, however, that the chief executive officer shall not participate in any decision concerning compensation which is subject to the provisions of Section 16 of the Securities Exchange Act of

1934 (including decisions regarding eligibility for participation in plans, awards and any modifications thereto.)

                          Section 21.  The Compensation Committee shall (i)
adopt resolutions recommending compensation policies and practices to the board of directors, (ii) make decisions regarding compensation plans and compensation for the chief executive officer and all other executive officers of the corporation, and make decisions regarding equity based compensation arrangements for and awards thereof to the controller, and (iii) approve any and all contracts or other transactions between the corporation and any of its directors or executive officers (to the extent that the approval of the board of directors is not required by law.)

                          Section 22.  The Compensation Committee shall keep
regular minutes of its meetings and shall report the same to the board of directors when required.

                          Section 23.  The Compensation Committee, to the
extent provided in this By-law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it.

                           COMPENSATION OF DIRECTORS

                          Section 24.  The directors may be paid their
expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any directors from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                    NOTICES

                          Section 1.       Whenever, under the provisions of
the statutes or of the certificate of incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in person or by telegram, telecopier, telephone or other means of electronic transmission.

                          Section 2.       Whenever any notice is required to
be given under the provisions of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, directors, or members of a committee of directors, shall constitute a waiver of notice of such meeting, except when the stockholder, director or committee member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the By-laws.

                                   ARTICLE V
                                    OFFICERS

                          Section 1.       The officers of the corporation
shall be chosen by the board of directors and shall be a chairman of the board, a president, a secretary and a treasurer. The board of directors may also choose one or more executive vice-presidents, one or more assistant secretaries and assistant treasurers, and other officers with such titles and duties as the board of directors shall designate. The board of directors shall designate one of the officers of the corporation as the chief executive officer, and such officer shall continue to act as chief executive officer until the board of directors designates another person as the chief executive officer. The board of directors also shall specify which officers shall have authority to perform the duties of the chief executive officer in his absence or in the event of his inability to act and, if there is more than one such officer, shall specify the order of priority in which such officers shall act on such authority. The list of such authorized officers and the specified order of priority shall remain in effect until changed by the board of directors. Any number of offices may be held by the same person except where the certificate of incorporation or these By-laws otherwise provide.

                          Section 2.       The board of directors at its first
meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more executive vice-presidents, a secretary and a treasurer.

                          Section 3.       The board of directors may appoint
such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                          Section 4.       The salaries of all officers and
agents of the corporation shall be fixed by or in the manner prescribed by the board of directors.

                          Section 5.       The officers of the corporation
shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the directors then in office. Any officer may resign at any time upon written notice to the corporation. Any vacancy occurring in any office of the corporation shall be filled by or in the manner prescribed by the board of directors.

                           THE CHAIRMAN OF THE BOARD

                          Section 6.       The chairman of the board shall
preside at all meetings of the stockholders and the board of directors.

                          THE CHIEF EXECUTIVE OFFICER

                          Section 7.       The chief executive officer of the
corporation shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

                          Section 8.       The chief executive officer shall
execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required, or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the chief executive officer to some other officer or agent of the corporation.

                    THE PRESIDENT, EXECUTIVE VICE PRESIDENTS
                         AND OTHER DESIGNATED OFFICERS

                          Section 9.       In the absence of the chief
executive officer or in the event of his inability to act, the officer specified by the board of directors (and in the event there is more than one such officer, in the order of priority specified by the board of directors) shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president (if he is not the chief executive officer), the executive vice-president(s), and any other officers designated as officers by the board of directors shall generally assist the chairman and chief executive officer and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

                          Section 10.      The secretary shall attend all
meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer, under whose supervision he shall act. He shall have custody of the certificate books and such other books and records as the board of directors may direct. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                          Section 11.      The assistant secretary, or if there
be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the secretary may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURER

                          Section 12.      The treasurer shall have the custody
of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors and shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

                          Section 13.      The assistant treasurer, or if there
shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the treasurer may from time to time prescribe.

                                  ARTICLES VI
                             CERTIFICATES OF STOCK

                          Section 1.       Every holder of stock in the
corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors or the president or an executive vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

                          Section 2.       Where a certificate is countersigned
(i) by a transfer agent other than the corporation or its employee, or, (ii) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

                          Section 3.       The board of directors may direct a
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

                          Section 4.       Upon surrender to the corporation or
the transfer agent of the corporation of a certificate for shares duly endorsed accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            REGISTERED STOCKHOLDERS

                          Section 5.       The corporation shall be entitled to
treat the record holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine a complete list of the stockholders entitled to vote at meetings; or to own, enjoy, and exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

                                  ARTICLE VII
                               GENERAL PROVISIONS

                                   DIVIDENDS

                          Section 1.       Dividends upon the capital stock of
the corporation, subject to the provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                          Section 2.       Before payment of any dividend,
there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                          Section 3.       All checks or demands for money and
notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

                          Section 4.       The fiscal year of the corporation
begins on the 1st day of January and ends on the 31st day of December in each year.

                                      SEAL

                          Section 5.       The corporate seal shall have
inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                INDEMNIFICATION

                          Section 1.  The corporation shall indemnify and hold
harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the board of directors.

                             PREPAYMENT OF EXPENSES

                          Section 2.   The corporation shall pay the expenses
(including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

                                     CLAIMS

                          Section 3.  If a claim for indemnification or
advancement of expenses under this Article VIII is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

                            NONEXCLUSIVITY OF RIGHTS

                          Section 4.  The rights conferred on any Indemnitee by
this Article VIII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                                 OTHER SOURCES

                          Section 5.  The corporation's obligation, if any, to
indemnify or to advance expenses to any Indemnitee who was or is serving at this request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

                              AMENDMENT OR REPEAL

                          Section 6.  Any repeal or modification of the
foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or occurring prior to the time of such repeal or modification.

                OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES

                          Section 7.  This Article VIII shall not limit the
right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   ARTICLE IX
                                   AMENDMENTS

                          These By-laws may be altered or repealed at any
regular meeting of the board of directors, or at any special meeting of the board of directors if notice of such alteration or repeal is contained in the notice of such special meeting, or by majority vote of the stock outstanding at the annual meeting of stockholders or at any special meeting of stockholders if notice of such alteration or repeal is contained in the notice of such special meeting.